UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100

Westlake, TX 76262

(Address of principal executive offices, including Zip Code)

(817) 961-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 8, 2016, Solera, LLC and Solera Finance, Inc. (collectively, the “Issuers”), entities formed at the direction of Vista Equity Partners (“Vista”), commenced the Offering (as defined below) of senior unsecured notes in connection with the financing of the acquisition of Solera Holding, Inc. (the “Company”) by an affiliate controlled by Vista. The acquisition will be effected through the merger of Summertime Acquisition Corp. (“Merger Sub”) with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of the Issuers (the “Merger”). The Company is furnishing certain information included in the confidential offering circular related to the Offering so that this information will be disclosed pursuant to Regulation FD.

For the twelve months ended December 31, 2015, the Risk Management Solutions (“RMS”), Service Maintenance Repair and Customer Retention Management platform revenues were 53%, 14% and 33%, respectively, of the Company’s total revenue. For the three months ended December 31, 2015, the three months ended September 30, 2015 and the fiscal years ended June 30, 2015, June 30, 2014, June 30, 2013, June 30, 2012 and June 30, 2011, the Company’s organic growth rate on a constant currency basis was 6.3%, 7.3%, 6.4%, 4.4%, 3.8%, 4.9% and 5.6%, respectively, while the Company’s total growth rate (including acquisitions) on a constant currency basis was 16.3%, 21.9%, 22.6%, 16.8%, 8.5%, 17.4% and 8.1% for those periods, respectively. For the three months ended December 31, 2015, the three months ended September 30, 2015, and the fiscal years ended June 30, 2015, 2014, 2013, 2012 and 2011, the Company’s Americas organic growth rate on a constant currency basis was 7.0%,10.3%, 6.9%, 4.4%, 4.9%, 5.2% and 5.2%, respectively, and the Company’s EMEA organic growth rate on a constant currency basis was 5.5%, 4.1%, 6.0%, 4.4%, 3.0%, 4.7% and 5.9% for those periods, respectively. For the three months ended December 31, 2015, the three months ended September 30, 2015, and the fiscal years ended June 30, 2015, June 30, 2014, June 30, 2013, June 30, 2012 and June 30, 2011, the Company’s non-RMS organic growth rate on a constant currency basis was 8.6%, 10.8%, 11.0%, 4.8%, 3.6%, 5.5% and 10.5%, respectively, while the Company’s RMS organic growth rate on a constant currency basis was 4.6%, 5.5%, 3.8%, 4.3%, 3.8%, 4.7% and 4.4% for those periods, respectively. The Company’s organic growth rate, EMEA organic growth rate and non-RMS growth rate for the three months ended December 31, 2015 have been normalized to account for the one-time impact of the acquisition of CAP Automotive, which closed in mid-November 2014. The Company’s organic growth rate, Americas organic growth rate and RMS organic growth rate for the three months ended September 30, 2015 have been normalized to account for the one-time impact of the Company’s acquisition of the Insurance and Services Division of Pittsburgh Glass Works, LLC, which closed on July 29, 2014.

Revenue per claim (“RpC”) grew from $25.64 for the three months ended December 31, 2013 to $28.24 for the three months ended December 31, 2015 in the Company’s advanced markets. “Advanced markets” means markets where automated claims processing is widespread among industry participants and vehicle insurance is generally government-mandated, which markets include Western Europe. The Company defines RpC as the total revenue derived from vehicle collision claims in advanced markets divided by the number of such claims.

A reconciliation of the Company’s Pro Forma Adjusted EBITDA and Adjusted EBITDA to GAAP net income, the most directly comparable GAAP measure, is provided in the table below. The Company derived the historical financial data for the twelve months ended December 31, 2015 by adding the financial data for Fiscal Year 2015 to the financial data for the six months ended December 31, 2015 and subtracting the financial data for the six months ended December 31, 2014. The pro forma adjustments give effect to, among other things, the consummation of the Merger.

Pro Forma
(in thousands)(unaudited)	Twelve Months Ended December 31, 2015

Net loss	$(381,033)
Income tax provision	116,418

Net loss before income tax provision	(264,615)
Add: Depreciation and amortization	351,582
Add: Restructuring charges, asset impairments and other costs associated with exit and disposal activities	7,961
Add: Acquisition and related costs	30,644
Add: Litigation related expenses	4,730
Add: Interest expense	325,220
Add: Other income, net	(32,964)
Add: Share-based compensation expense	36,770

Adjusted EBITDA	$459,328

Pro forma adjustments:
Add: Ongoing waste elimination (a)	$10,000
Add: Compensation adjustments (b)	13,830
Add: Annualized EBITDA of Recent Acquisitions (c)	7,282
Add: Pro forma margin impact from recent acquisitions and planned restructuring initiatives (d)	21,413
Add: Public company cost savings (e)	39,827

Pro forma Adjusted EBITDA	$551,680

(a)	Reflects routine integration, restructuring and operating efforts on waste reduction and productivity increases distributed across global operations.
(b)	Reflects: (i) a special, one-time executive cash bonus to the Chief Executive Officer in lieu of other non-cash incentives in the amount of $10.0 million and payments totaling $1.5 million to the Chief Executive Officer and General Counsel in connection with their stock option exercises in December 2015; (ii) allocation of defined benefit plan service costs of $1.7 million; (iii) the reverse adjustment of accrued incentive bonus typically used towards an event that was discontinued in Fiscal Year 2015 of $(1.4) million; and (iv) a one-time consulting fee for a finance-related special project of $2.0 million during the six months ended December 31, 2015.
(c)	Reflects the annualization of the contribution of acquisitions completed since December 31, 2014 (the “Recent Acquisitions”) to the Company’s Adjusted EBITDA for the twelve months ended December 31, 2015. This amount was calculated by annualizing the contribution of the Recent Acquisitions to the Company’s Adjusted EBITDA for the period from the respective acquisition dates through December 31, 2015 and subtracting therefrom the aggregate amount of the actual contribution of the Recent Acquisitions to the Company’s Adjusted EBITDA for the period from the respective acquisition dates through December 31, 2015 of $8.9 million, of which $8.0 million relates to DMEa and $0.9 million relates to other Recent Acquisitions. Such amounts have not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information, does not reflect any adjustments for seasonality, is presented for illustrative purposes only, does not purport to be indicative of the contribution the Recent Acquisitions would have made to the Company’s Adjusted EBITDA had it been included in the Company’s operations for the twelve months ended December 31, 2015 and does not purport to project the Company’s future operating results. Set forth below is a summary of the annualized Adjusted EBITDA contribution of the Recent Acquisitions to the Company’s pro forma Adjusted EBITDA for the period from the respective acquisition dates through December 31, 2015 and a reconciliation of the Recent Acquisitions’ annualized Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, for the same period.

(dollars in thousands)	DMEa	Other Recent Acquisitions	Aggregate Recent Acquisitions
Net income (loss)	$992	$(1,409)	$(417)
Add: Income tax provision (benefit)	—	(58)	(58)

Net income (loss) before income tax provision (benefit)	992	(1,467)	(475)
Add: Depreciation and amortization	4,469	752	5,221
Add: Restructuring charges	242	3	245
Add: Acquisition and related costs	—	1,456	1,456
Add: Litigation and related expenses	—	—	—
Add: Interest expense	—	(4)	(4)
Add: Other (income) expense, net	—	—	—
Add: Stock-based compensation expense	—	—	—
Add: Transactions with other Solera Holdings group members eliminated in consolidation	—	—	—
Add: Deferred revenue written down in purchase accounting	—	837	837

Annualized Adjusted EBITDA	$5,703	$1,578	$7,282

(d)	Reflects additional expected margin enhancement through detailed cost savings associated with the Recent Acquisitions and planned restructuring initiatives.
(e)	Reflects anticipated cost savings related to: (i) an adjustment related to the elimination of certain public company governance costs of $13.8 million associated with Sarbanes-Oxley testing, investor relations, Securities and Exchange Commission legal and advisory fees, tax consulting and board expenses; (ii) cost reductions from organizational changes of $14.8 million, including scaling back of external reporting and compliance functions, streamlining shared services related to system implementation and integration of acquired companies and restructuring and centralizing regional management functions; and (iii) identified operational efficiencies including bank and legal consolidation and operating and investment savings.

Adjusted EBITDA margin for the twelve months ended December 31, 2015 was 38.3% as compared to 44.2% for the fiscal year ended June 30, 2013. The primary contributors to the decline in Adjusted EBITDA margin from the fiscal year ended June 30, 2013 through the twelve months ended December 31, 2015 are: (i) changes in the foreign currency exchange rates of many of the currencies in which the Company transacts business (221 basis points); (ii) infrastructure investments, including employee, third-party data and research and development investments (144 basis points); (iii) the transition of an RMS customer in the United States to a different vendor beginning in fiscal year 2012, investments in geographic and product expansion and other items (113 basis points); and (iv) a special executive compensation award to recognize extraordinary fiscal year 2015 performance and one time consulting fees (114 basis points).

The information furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 8.01 Other Events

On February 8, 2016, the Issuers commenced a private offering (the “Offering”) of new dollar-denominated senior notes due 2024 (the “Dollar Notes”) and new euro-denominated senior notes due 2024 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”) in an aggregate principal amount of $2,030.0 million. Following the consummation of the Merger, each of the Company’s existing and future restricted subsidiaries will guarantee the Notes on a senior unsecured basis to the extent such subsidiary guarantees the new senior secured credit facilities entered into in connection with the Merger or certain syndicated bank debt and capital markets debt securities.

The Issuers intend to use the net proceeds from the Offering, together with certain equity investments and the proceeds from initial borrowings under a new term loan facility, to finance the Merger and pay related fees and expenses.

The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside of the U.S. pursuant to Regulation S under the Securities Act. Neither the Notes nor the related guarantees have been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Information Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements including statements about the Offering, the use of the proceeds of the Offering and the intended completion of the Merger. The Company assumes no obligation to update the information contained herein. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in the Company’s reports on Forms 10-K and 10-Q and other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ Jason M. Brady
Date: February 8, 2016	Name:	Jason M. Brady
	Title:	Senior Vice President, General Counsel and Secretary